Exhibit 10.1

SEVERANCE AGREEMENT AND RELEASE

between

Team, Inc. and Nelson Haight

INTRODUCTION

This Severance Agreement and Release (this “Agreement”) is entered into effective as of June 22, 2026, by and between Nelson Haight (“Employee”) and Team, Inc. (“Team,” and, together with Team Industrial Services, Inc., and all of their parent, affiliated entities and predecessor and successor entities, the “Company Group”).

WHEREAS, Employee is employed by Team as its Executive Vice President and Chief Financial Officer;

WHEREAS, effective as of June 22, 2026 (the “Transition Date”), Employee will cease to serve as Executive Vice President and Chief Financial Officer of Team or the Company Group;

WHEREAS, the Company seeks to retain Employee as Senior Advisor to the Chief Executive Officer of Team from the Transition Date through July 3, 2026 (the “Separation Date”), as set forth below, for the purpose of transitioning Employee’s duties prior to the termination of Employee’s employment; and

WHEREAS, Employee’s execution and non-revocation of this Agreement is a condition precedent to Employee’s receipt of severance benefits under the under the Team, Inc. Corporate Executive Officer Compensation and Benefits Continuation Policy (the “Severance Policy”) or as provided under this Agreement.

NOW, THEREFORE, in consideration of the premises and the releases, representations, covenants and obligations herein contained, Employee and Team, intending to be legally bound, hereby agree as follows:

ARTICLE 1 SEPARATION; FINAL PAY

1.01 Transition Date; Transition Period; Separation Date.

(a) Employee’s last day of employment as Executive Vice President and Chief Financial Officer of Team and the Company Group shall be the Transition Date. Between the Transition Date and the Separation Date (such period, the “Transition Period”), Employee shall remain employed by Team as Senior Advisor to the Chief Executive Officer of Team. Employee acknowledges and agrees that, effective as of the Separation Date, Employee will cease to be employed by Team as Senior Advisor to the Chief Executive Officer of Team, as well as from all other employee, director and officer positions that Employee held at or though the Company Group. Employee agrees that during the Transition Period, Employee shall continue to abide by all of the Employee Obligations (as defined below) and to assist with the transition of Employee’s duties or other duties as requested by Team. Employee agrees to take any further action reasonably requested by Team to effectuate the foregoing.

(b) During the Transition Period, Team shall continue to pay Employee his normal base salary earned through the Separation Date in accordance with its usual payroll practices. In addition, during the Transition Period, Team shall reimburse Employee for any expenses incurred by Employee prior to the Separation Date related to his employment with Team, subject to the requirements of Team’s expense reimbursement policy and preapproval of any travel related to Team business by Team’s Chief Executive Officer. All such reimbursement will be made in accordance with the Team’s expense reimbursement policy.

(c) Employee understands and acknowledges that some matters that fall under Employee’s responsibility in his positions with Team may be ongoing after the Separation Date. Accordingly, Employee agrees that, during the Severance Period, Employee will cooperate and make himself reasonably available to Team representatives to respond to questions regarding Employee’s experience with and knowledge about Team. For purposes of this Agreement, “Severance Period” shall mean the six-month period immediately following the Separation Date. Team will reimburse Employee for all reasonable and documented expenses incurred in complying with this Section 1.01(c) in accordance with Team’s expense reimbursement policy.

1.02 Severance and Equity Award Vesting. Provided that Employee complies with this Agreement and the Reaffirmation Agreement (as defined below) becomes effective pursuant to its terms, Team shall provide the following severance compensation to Employee:

(a) Team shall pay to Employee an amount equal to Six Hundred Three Thousand Seven Hundred Fifty Dollars ($603,750), to be paid in equal installments over the fifteen (15) month period following the Separation Date through the normal bi-weekly Team payroll process, less all applicable withholdings and authorized or required deductions. The payments under this Section 1.02 are not earnings or wages under any Team 401(k) plan, unless otherwise determined to be required by the 401(k) plan documents.

(b) Employee shall be entitled to receive, and Team shall pay to Employee, an annual bonus for the 2026 performance period fixed at Employee’s target bonus amount (i.e., 75% of his annual salary of $483,000 regardless of whether the performance under the 2026 bonus plan would have provided for a lower or higher payout) but prorated for the portion of the year that Employee is employed until the Separation Date, less all applicable withholdings and authorized or required deductions, with such annual bonus amount for 2026 to be paid on or before January 31, 2027.

(c) Team will make a lump sum payment of Fifteen Thousand Five Hundred Dollars ($15,500) to Employee within sixty (60) days after the Separation Date for continuing healthcare coverage.

(d) Following the Separation Date and after the expiration of the seven (7) day revocation period stated in Section 3.09 below, Team will allow and cause Employee’s 18,703 unvested time-based restricted stock units previously awarded pursuant to the Team, Inc. Second Amended and Restated 2018 Equity Incentive Plan (the “Equity Plan”) and the associated Restricted Stock Unit Award Agreement between Team and Employee, dated November 11, 2023 (the “RSU Agreement”), to vest immediately on the expiration of the seven (7) day revocation period specified above and the underlying shares to be delivered to Employee (the “RSU Vesting”). From the RSU Vesting, Team will withhold, as required, for any local, state and federal taxes, FICA and other required payroll deductions (“Deductions”), but will not withhold for the 401(k) Plan, health and welfare plans, deferred compensation plans or other benefit plans. The RSU Vesting will not be eligible for matching under the 401(k) Plan or other deferred compensation plans. To the extent that any of the Deductions are required at the delivery date of the underlying shares, Team shall withhold the required amount of the Deductions by withholding such number of shares related to the restricted stock units as equal the Deductions, and remitting the equivalent amount of cash to the appropriate governmental agencies necessary to satisfy the required Deductions. All other terms and conditions of the RSU Agreement and the Equity Plan remain in full force and effect.

(e) Employee shall be entitled to continued vesting of Employee’s 130,922 unvested performance stock units (the “PSUs”) previously awarded pursuant to the Equity Plan and the associated Performance Stock Unit Award Agreement between Team and Employee, dated November 11, 2023 (the “PSU Agreement”), with such PSUs to vest pursuant to the terms of the PSU Agreement based upon the satisfaction of the performance thresholds, but with any such vesting payout on the PSUs (the “PSU Vesting”) prorated by multiplying the number of PSUs that would vest based on the performance criteria by 92%. The PSUs shall remain in Employee’s stock plan administration account until their December 31, 2026 expiration date except for any PSU Vesting that occurs before then. From the PSU Vesting, Team will withhold Deductions, as required, but will not withhold for the 401(k) Plan, health and welfare plans, deferred compensation plans or other benefit plans. The PSU Vesting will not be eligible for matching under the 401(k) Plan or other deferred compensation plans. To the extent that any of the Deductions are required at the delivery date of the underlying shares, Team shall withhold the required amount of the Deductions by withholding such number of shares related to the restricted stock units as equal the Deductions, and remitting the equivalent amount of cash to the appropriate governmental agencies necessary to satisfy the required Deductions. All other terms and conditions of the PSU Agreement and the Equity Plan remain in full force and effect

1.03 Continued Health Benefits. Employee’s current health benefit coverage will terminate on the last day of the month that includes the Separation Date. Employee will receive notification of continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) from Team’s vendor and will need to timely and properly elect COBRA coverage with Team’s COBRA vendor in order to obtain continued health benefit coverage.

1.04 Acknowledgement of Consideration and No Additional Compensation. Employee acknowledges that the consideration made available in this Agreement by Team satisfies and exceeds what is due to Employee under the Severance Policy or under any agreement or obligation of Team and is provided solely in exchange for Employee’s promises made in, and full compliance with this Agreement and Employee’s continued compliance with all terms of this Agreement. Employee acknowledges and agrees that, except as provided in this Agreement, Employee shall have no entitlement to any additional compensation from Team in respect of Employee’s employment or termination of employment.

ARTICLE 2 CONTINUING OBLIGATIONS

2.01 Reaffirmation of Current and Continuing Compliance with all Employee Obligations.

(a) “Employee Obligations” means Employee’s obligations under (i) this Agreement, including the ADEA Release (as defined below), (ii) the Reaffirmation Agreement, (iii) Team’s policies and guidelines and codes of conduct, (iv) (iv) the Protected Information, Inventions, and Non-Solicitation Agreement (“PIINS Agreement” as more fully defined below), and (v) any other obligations applicable to Employee and as allowed by law for the benefit of the Company Group, including Employee’s fiduciary duties, protection of Team’s trade secrets, non-disclosure, non-disparagement, and non-solicitation, non-hire, unfair competition, or non-competition provisions, duties, or obligations, under any applicable law or under any agreement between Employee and Team or the Company Group. This Agreement does not change or modify Employee’s existing Employee Obligations. All of the Employee Obligations survive the termination of Employee’s employment except as specifically stated in this Agreement as terminating on the Separation Date. In conjunction with the RSU Agreement and the PSU Agreement, Employee agreed to the PIINS Agreement included in the RSU Agreement (and attached as Exhibit “A” thereto), which includes obligations in favor of Team during and after employment regarding fiduciary duties, non-competition, non-solicitation of employees, non-solicitation of customers, and non-disclosure of confidential information. The PIINS Agreement is included as part of the Employee Obligations.

(b) Employee promises that Employee is currently in compliance with all Employee Obligations and expressly reaffirms Employee’s commitment to fully comply with all Employee Obligations and acknowledges and agrees that the Employee Obligations are binding, enforceable, continuing in nature, not superseded by this Agreement, and remain in full force and effect. Employee also reaffirms that all of the Employee Obligations are enforceable, reasonable and necessary to protect the Company Group and its goodwill as well as the Confidential Information (as defined below) that Employee had access to as an employee of Team and continues to have access to as an employee of Team. Employee understands that compliance with all Employee Obligations is a condition for receiving any of the consideration under this Agreement.

2.02 Reaffirmation and Ratification of Agreement. As a condition of this Agreement and as part of the consideration stated in this Agreement, Employee agrees to execute a reaffirmation agreement on or within four (4) days following the Separation Date in substantially the form attached as Exhibit A (the “Reaffirmation Agreement”). No payments or consideration shall be provided under this Agreement, unless and until this Agreement and the Reaffirmation Agreement are both executed and both agreements are not revoked by Employee during the seven (7) day revocation period allowed under each agreement.

2.03 General Release and Covenant Not to Sue. Employee agrees that, to the maximum extent permitted by law, Employee, on behalf of Employee, and Employee’s heirs, beneficiaries, administrators, executors, trustees and assigns, shall, and hereby does, forever and irrevocably release and discharge Team and the Company Group, and each of their past, present and future owners, officers, directors, employees, independent contractors, agents, affiliates, parents, subsidiaries, divisions, insurers, attorneys, predecessors, employee benefit plans, purchasers, assigns, representatives, successors and successors in interest (collectively, the “Released Parties”) from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present and whether known or unknown, suspected, unsuspected or claimed (collectively, “Claims”) against the Released Parties which Employee or any of Employee’s heirs, executors, administrators or assigns, may have (a) from the beginning of time through the date upon which Employee executes this Agreement; (b) arising out of, or relating to, Employee’s employment with any Released Parties; (c) arising out of, or relating to, any agreement and/or any awards, policies, plans, programs or practices of the Released Parties that may apply to Employee or in which Employee may participate, including, but not limited to, any rights under bonus plans or programs of Released Parties and/or any other short-term or long-term equity-based or cash-based incentive plans or programs of the Released Parties; (d) arising out of, or relating to, Employee’s termination of employment from any of the Released Parties; and/or (e) arising out of, or relating to, Employee’s status as an employee, member, officer or director of any of the Released Parties, including, but not limited to, any allegation, Claim or violation, arising under any federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of Team; or any Claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any Claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters. Employee represents and agrees that Employee has not, by himself or on Employee’s behalf, instituted, prosecuted, filed, or processed any litigation, Claims or proceedings against Team or any Released Parties, nor has Employee encouraged or assisted anyone to institute, prosecute, file, or process any litigation, Claims or proceedings against Team or any Released Parties. Subject to the Protected Rights (defined below), Employee promises not to sue, file any sort of claim, or seek or receive monetary or other damages or relief regarding any of the claims released in this Agreement, whether the claim is filed by Employee or others.

2.04 Release of Employment Claims. This release specifically includes, but is not limited to, age discrimination claims arising under the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act (the “ADEA Release”), all claims and causes of action arising under Title VII of the Civil Rights Act, the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), common law torts, any causes of action or claims arising under or based on the Texas Labor Code including but not limited to Chapters 21, 61, 451, or any other state or local law, statute, public policy, order, or regulation regarding employment; any claim regarding the enforceability or scope of any obligations regarding fiduciary duties, non-disclosure, non-competition and non-solicitation; and any and all suits in tort or contract, Employee Retirement Income Security Act (“ERISA”) (regarding unvested benefits), and all other claims arising under federal, state, or local statutes, common law, ordinances, or equity, and any applicable severance policy or plan (including the Severance Policy), stock incentive plan or policy (including the RSU Agreement and the PSU Agreement), or compensation and benefits policy or plan, and all other incentive compensation plans (including the Equity Plan), claims for wages, benefits, bonuses, vacation pay, severance pay or other compensation, except as otherwise provided above.

2.05 Consideration. The consideration for Employee’s obligations in Sections 2.02 and 2.03 is the payments described in Section 1.02.

2.06 Protected Rights. The below subparagraphs set forth certain protected rights of the Employee that are collectively referred to in this Agreement as the “Protected Rights”.

(a) Nothing in this Agreement shall be construed as an attempt to waive any right or claim which: is not waivable as a matter of law, is provided under this Agreement or arises after the signing of this Agreement, involves any vested benefits pursuant to an ERISA employee benefits plan, unemployment compensation benefits if Employee is otherwise qualified for such benefits under applicable law, involves the Indemnification Agreement entered into between Team and Employee (the “Indemnification Agreement”) or claims for D&O insurance, or involves any pending workers’ compensation claim (however Employee represents there are no unfiled workers’ compensation claims or unreported injuries). To the extent that any such claim cannot be waived as a matter of law, it is understood that Employee reserves the right to file such claim, but Employee expressly waives Employee’s right to any relief of any kind should Employee or any other person or entity pursue any claim on Employee’s behalf except as stated below.

(b) Nothing in this Agreement limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission (“SEC”) or any other federal, state or local governmental agency or commission (“Government Agencies”). Employee further understands that this Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies, including providing documents or other information, without notice to Team. Employee understands and recognizes, however, that even if a report or disclosure is made or a charge is filed by Employee or on Employee’s behalf with a governmental agency, Employee will not be entitled to any damages or payment of any money or other relief personal to Employee relating to any event which occurred prior to Employee’s execution of this Agreement; however, excluded from this is any non-waivable recovery rights with the SEC or as otherwise applicable.

(c) Neither this Agreement nor any other agreement or policy of Team shall prohibit Employee from making, or submit Employee to civil or criminal liability under a trade secret law for, the following disclosures: (i) disclosures of trade secrets made in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (ii) disclosures of trade secrets made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal or per court order, or (iii) disclosures of trade secrets by a plaintiff to his or her attorney in a lawsuit for retaliation for reporting a suspected violation of law and use of the trade secret information in the court proceeding, if any document containing the trade secrets is filed under seal and does not disclose the trade secrets, except pursuant to court order, or (iv) other actions protected as whistleblower activity under applicable law. Employee is not required to notify Team of these allowed reports or disclosures.

(d) No release contained herein shall serve to release or limit Employee’s right to file suit for breach of this Agreement or to enforce this Agreement.

2.07 Mutual Non-disparagement. Excluding the Protected Rights, Employee agrees to not publish or make in any manner any oral or written statements about Team or any of the people or entities released that are untrue, defamatory, disparaging, malicious, obscene, threatening, harassing, intimidating or discriminatory and which are designed to harm, and Team agrees to use commercially reasonable efforts to instruct its officers and directors not to publish or make in any manner any oral or written statements about Employee that are untrue, defamatory, disparaging, malicious, obscene, threatening, harassing, intimidating or discriminatory and which are designed to harm.

2.08 Confidentiality and Covenant of Non-Disclosure, Non-Competition, and Non-Solicitation.

(a) Non-Disclosure of Confidential Information. Employee recognizes that the Company Group has made significant investments of time and resources in establishing substantial relationships with the Company Group’s employees, existing and prospective customers, suppliers, contractors, sub-contractors, investors, and other business relationships and in developing the Company Group’s reputation and goodwill. Employee further recognizes that the Company Group has further invested valuable time and resources to obtain, develop, and protect the Company Group’s confidential and proprietary business information, trade secrets, and other Confidential Information (defined below). The protection of Confidential Information, trade secrets, company relationships, and good will is vital to the interests of the Company Group and Employee further acknowledges that improper use or disclosure of Confidential Information by Employee is likely to result in unfair or unlawful competitive activity and may cause Team and/or the Company Group to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages, and/or criminal penalties. Employee further understands and acknowledges that as a key employee of Team, Employee has been placed in a position of trust and confidence with Team and that as a result, during the course of Employee’s employment with any company within the Company Group, Employee has had access to and learned about the Company Group’s confidential, proprietary, and trade secret documents, materials, and other information, in tangible and intangible form, of and relating to the Company Group, and their businesses, as well as existing and prospective customers, suppliers, contractors, subcontractors, investors, and other associated third parties (“Confidential Information” and as further defined below). Employee also acknowledges that during the course of Employee’s employment with any company within the Company Group, Employee has received specialized training and has been associated with the goodwill of the Company Group. Further, Employee acknowledges that access to Confidential Information, specialized training, and goodwill will continue and that such access requires the protection of Employee’s promises made below.

(b) Confidential Information Further Defined. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, any and all Company Group trade secrets, business information, or proprietary information and all other information and data that is not generally known to third persons who could derive economic value from its use or disclosure. Confidential Information includes, without limitation: Company Group business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, computer programs, computer software, applications, works-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, sales information, revenue, costs, formulae, notes, communications, product plans, ideas, audiovisual programs, inventions, unpublished patent applications, discoveries, experimental processes, experimental results, specifications, Customer Information (as defined below), customer lists, compilations, training, client information, client lists, manufacturing information, distributor lists, and buyer lists. Confidential Information also includes any of the above examples provided to the Company Group by any existing or prospective customers, suppliers, investors or other associated third parties, or any other person or entity that has entrusted confidential information to the Company Group and which the Company Group is obligated to keep confidential. Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. Employee understands and agrees that Confidential Information developed by Employee in the course of Employee’s employment by any company within the Company Group shall be subject to the terms and conditions of this Agreement as if the Company Group furnished the same Confidential Information to Employee in the first instance. Confidential Information shall not include information that (i) is generally available to and known by the public at the time of disclosure by Employee, provided that such general availability and knowledge of the public is through no direct or indirect fault of Employee or person(s) acting on Employee’s behalf; (ii) becomes generally known within the industry through no fault, act or failure to act, error, effort or breach of any duties by Employee; or (iii) is obtained from a third party with a legal right to possess and disclose it.

(c) Disclosure and Use Restrictions. Employee ratifies all prior agreements concerning this subject matter and re-states here that Employee agrees and covenants:

(i) to treat all Confidential Information as strictly confidential;

(ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company Group not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company Group and, in any event, not to anyone outside of the direct employ of the Company Group) except as required in the performance of any of Employee’s authorized employment duties to Team, if any, or only with the prior written consent of an authorized officer acting on behalf of the Company Group in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and

(iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company Group, except as required in the performance of any of Employee’s authorized employment duties to the Company Group, if any, or with the prior written consent of an authorized officer acting on behalf of the Company Group in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent).

(d) Duration of Confidentiality Obligations. Employee understands and acknowledges that Employee’s obligations under this Agreement with regard to any particular Confidential Information shall continue so long as the information protected remains confidential in nature, and for the maximum amount of time allowed under applicable law.

(e) Inventions. Employee recognizes the Company Group is engaged in a continuous program of research, development, and production respecting its business, both present and future. As part of Employee’s employment within the Company Group, Employee is expected to make new contributions and inventions of value to the Company Group. Employee will promptly make full written disclosure to the Company Group (with all disclosures or notices being made in accordance with Section 2.15 below), will hold in trust for the sole right and benefit of the Company Group, and hereby assigns, and agrees to assign, to the Company Group (in accordance with Section 2.15 below), or its designee, all Employee’s right, title, and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements, trademarks, domain names, or trade secrets, whether or not patentable or registrable under patent, trademark, trade secret, copyright or similar laws, that Employee may solely or jointly conceive or develop or reduce to practice or fix in a tangible medium, or cause to be conceived or developed or reduced to practice or fixed in a tangible medium (collectively referred to as “Intellectual Property”), which is either made during the period of Employee’s employment within the Company Group or based on Company Group Confidential Information. All such Intellectual Property which is developed by Employee (solely or jointly with others) is “work made for hire” (to the greatest extent permitted by applicable law) and is compensated to Employee through Employee’s base salary, Employee agrees to promptly disclose to the Company Group, or any persons designated by it, all potential Intellectual Property which is conceived, considered, or developed by Employee (solely or jointly with others). Additionally, and to the extent permitted by applicable law, Employee acknowledges Employee has previously disclosed, or will immediately disclose to the Company Group hereafter, all inventions that would otherwise be covered under this Section, and Employee further agrees to disclose in writing to Team all inventions Employee made solely or jointly with others during Employee’s employment within the Company Group. Employee acknowledges and understands that nothing in this Section shall apply to an invention for which no Company Group equipment, supplies, facilities, or trade secret information was used, and which was developed entirely on Employee’s own time, unless the invention relates to the business of the Company Group or actual or demonstrably anticipated research or development, or the invention results from any work Employee performs for the Company Group.

(f) Non-Solicitation and Non-Interference. Employee acknowledges that the highly competitive nature of the Company Group’s business, Employee’s position within the Company Group, and the Confidential Information, Customer Information, company relationships, specialized training, and association with goodwill provided to Employee during Employee’s employment with any company within the Company Group, support the following promises of Employee not to compete, solicit or interfere with the Company Group’s relationships with its customers and employees as stated below. For the purposes of this Agreement, the “Restricted Period” means the time period during Employee’s employment with any company within the Company Group and for a period of twelve (12) months after the Separation Date, regardless of the reason for or party initiating the separation. The “Restricted Territory” means the United States, Canada, the United Kingdom and The Netherlands.

(g) Non-Solicitation of Employees. During the Restricted Period and in the Restricted Territory, Employee agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the resignation or termination of employment of any employee of the Company Group for the purpose of the employee accepting employment with a business competitive with the products or services of the Company Group. This restriction is limited to employees of the Company Group (i) with access to Confidential Information and (ii) with whom Employee worked or about whom Employee had access to Confidential Information during Employee’s employment with any company in the Company Group. Notwithstanding the foregoing, this restriction does not apply to postings and advertisements regarding job opportunities which are made available to the public and are not directed specifically toward Company Group employees.

(h) Non-Solicitation of Customers. Employee understands and acknowledges that because of Employee’s experience with and relationship to the Company Group, Employee has had access to customer relationships and goodwill and learned about much or all of the Company Group’s Customer Information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, e-mail addresses, order history, order preferences, chain of command, pricing information and other Confidential Information identifying facts and circumstances specific to the customer and relevant to sales and/or services. Employee understands and acknowledges that loss of customer relationships, loss of customer goodwill, and/or unauthorized use of Customer Information will cause significant and irreparable harm to the Company Group.

(i) During the Restricted Period and in the Restricted Territory, Employee agrees and covenants, not to directly or indirectly solicit, contact (including but not limited to, by e-mail, regular mail, express mail, telephone, fax, text and instant message), attempt to contact or meet with the Company Group’s current or prospective customers (with “prospective customers” defined as potential customers with whom the Company Group has, within the last two years of Employee’s employment, taken significant steps towards establishing a customer relationship) for purposes of conducting business which is competitive to that of the Company

Group. This restriction shall only apply to the current or prospective customers of the Company Group: (x) that Employee provided services to or with whom Employee had direct or indirect business-related contact with in any way during the last two (2) years of Employee’s employment within the Company Group; or (y) about whom Employee has had access to Confidential Information or Customer Information during Employee’s last two years of employment within the Company Group.

(i) Non-Competition. Because of the Company Group’s legitimate business interest in protecting its Confidential Information, confidential training, and goodwill to which Employee has had access during Employee’s employment with any company in the Company Group, and in return for all of the good and valuable consideration offered to Employee, Employee agrees and covenants not to engage in the Prohibited Activity (as defined below) during the Restricted Period and in the Restricted Territory.

(i) For purposes of this non-competition clause, “Prohibited Activity” is carrying on or engaging or preparing to engage in any activity as an employee, employer, owner, operator, manager, advisor, consultant, contractor, agent, partner, director, stockholder, officer, investor, lender, or any other similar capacity, on Employee’s own behalf or on behalf of any person or entity carrying on or engaged in a business competitive with or attempting to be competitive with the business of the Company Group, and that provides or attempts to provide services or products which are similar to any of the services or products the Company Group provides, as listed on the websites of the Company Group or its subsidiary companies, including entities engaged in the business of: engineering and consulting or specialty maintenance and construction services required in maintaining high temperature and high pressure piping systems, vessels utilized in heavy industry, and product and process pipelines which services include, but are not limited to, conventional NDT, advanced NDT, visual inspection, risk-based inspection, robotic inspection, unmanned aerial system inspection, inspection and assessment, structural and mechanical integrity, failure analysis, rope access or laser scanning service that support Company Group services, asset integrity management, decoking, field heat treating, leak repair, composite repair, fugitive emissions control, hot tapping, isolation test plugs, line stops or line plugs, wet tapping, line freezes or line thaws, field machining, welding, technical bolting or torquing, concrete repair and restoration, field and shop valve repair and sales, installation, distribution, maintenance and warranty work for valves and valve products and service of waterworks valves, clamps and enclosures and any other services, software or products the Company Group currently provides, including designing, developing, manufacturing, distributing or assembling equipment or products to support such services. Employee expressly acknowledges and agrees that, due to the nature of Employee’s employment with any company in the Company Group, any activities falling within the definition of Prohibited Activity would necessarily and inevitably involve the use and/or disclosure by Employee of the Company Group’s trade secrets and Confidential Information. Notwithstanding the foregoing, Restricted Territory and Prohibited Activity do not include any territory or geographic area or other portion of the business of the Company Group in which Employee did not participate in the business of the Company Group or in the active steps to engage in the business of the Company Group or about which Employee had no access to Confidential Information, training, business relationships, or goodwill of the Company Group, during the last two (2) years of Employee’s employment with the Company Group. Prohibited Activity does not include activities for persons or entities which are not competitive with or attempting to be competitive with the Company Group and which do not provide or attempt to provide services or products which are similar to that which the Company Group provides, as more fully described above.

(ii) Any business, company, partnership, entity, or other form of organization that offers any of the products and/or services of the type offered by the Company Group in the Restricted Territory shall be considered to be carrying on or engaged in a business similar to and competitive with the business of the Company Group.

(iii) Nothing in this Agreement shall prohibit Employee from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, or five percent (5%) of any private investment fund, provided that such ownership represents a passive investment and that Employee is not a controlling person of, or a member of a group that controls, such corporation or investment fund. To avoid any doubt, Employee must not be involved in any way with such publicly traded corporation or private investment fund entity beyond this limited exception for passive investment, and for any passive investment involving activities that might be considered a Prohibited Activity, Employee must provide notice to Team in accordance with Section 2.15 below, within ten business days of gaining knowledge about the investment fund or publicly traded corporation’s involvement in a potential Prohibited Activity or the date of the under 5% passive investment, whichever is later.

(j) Return of the Company Group Property. Following the Separation Date, Employee shall immediately return to the Company Group, without undertaking any unauthorized modification or deletion, all of the Company Group’s property in Employee’s possession or control relating to Employee’s employment with any company in the Company Group, including but not limited to, the Company Group issued vehicles, computers, computer equipment, other equipment, Confidential Information, Customer Information, files, records, manuals, memoranda, documents, keys, access cards, credit cards, phone cards and all of the tangible and intangible property belonging to the Company Group (hard copy or electronic) or its or their vendors, contractors, subcontractors, customers or prospective customers. Employee will not retain any copies or summaries, electronic or otherwise, of such property, unless agreed to in writing by an authorized named executive officer of the Company Group. Notwithstanding the foregoing, to the extent such Company Group property is not in Employee’s possession when Employee’s employment terminates, Employee covenants and agrees to use Employee’s best efforts to retrieve such Company Group property and return such property to the Company Group as soon as reasonably possible.

(k) Remedies. Employee understands that the promises and restrictions set forth in this Agreement may limit Employee’s ability to engage in certain actions but acknowledges that Employee has been provided sufficient consideration or benefits under this Agreement to justify such restrictions. Employee acknowledges that money damages would not be sufficient remedy for any breach of this Agreement by Employee and/or that money damages would be difficult to calculate, and the Company Group shall be entitled to enforce such provisions by specific performance and injunctive or other equitable relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for such breach, but shall be in addition to all remedies available at law or in equity to the Company Group including the recovery of damages involved in such breach, attorneys’ fees and costs, forfeiture of the opportunity to receive any and all of the consideration under this Agreement, forfeiture of any opportunity to vest in or receive any equity ownership in the Company Group under the RSU Agreement, the PSU Agreement or otherwise, and all remedies available to the Company Group pursuant to other agreements with Employee or under any applicable law. It is expressly understood and agreed that the Company Group and Employee consider each of the restrictions and obligations contained or referenced in this Agreement to be reasonable, to be no more restrictive than necessary to protect the Confidential Information of the Company Group, and to be necessary to protect the public interest.

(l) Notification to Subsequent Employers. Employee further acknowledges that in order to enforce the Employee Obligations under this Agreement, the Company Group may need to notify subsequent actual or potential employers or other persons or entities of Employee’s obligations under this Agreement. Employee agrees to notify the Company Group of the identity of Employee’s employers or other persons or entities with which Employee becomes involved during the Restricted Period before accepting a position which such person or entities, and Employee consents to the Company Group providing notification to these persons or entities, of Employee’s ongoing obligations to the Company Group under this Agreement or under other applicable law or agreements.

(m) Tolling of Restricted Period. Employee agrees that the duration of the Restricted Period shall be tolled and suspended for any period that Employee is in violation of these covenants up to a period of one (1) year, unless such tolling is disallowed under applicable law.

(n) Non-Disclosure of this Agreement. Except for Employee’s attorney, tax advisor, spouse, or as required or protected by law, Employee agrees not to disclose or discuss the terms and conditions of this Agreement with any other person or party, including, without limitation, suppliers or customers, communication media, the press, publishers, journalists, reporters, and current, former, and future employees of Team.

2.09 Internal Revenue Code Section 409A. Employee and Team acknowledge and agree that: the form and timing of any payments and benefits to be provided pursuant to this Agreement are intended to be exempt from or to comply with one or more exceptions to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations thereunder (“Section 409A”), including the requirement for a six (6)-month suspension on payments or benefits to “specified employees” as defined in Section 409A that are not otherwise permitted to be paid within the six (6)-month suspension period. The parties further acknowledge and agree that for purposes of Section 409A, Employee does not have discretion with respect to the timing of the payment of any amounts provided under this Agreement. Notwithstanding any provision of this Agreement to the contrary, Team, its affiliates, subsidiaries, successors, and each of their respective officers, directors, employees and representatives, neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws or regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any payment or benefits contemplated by this Agreement including, but not limited to, when and to what extent such payments or benefits may be subject to tax, penalties and interest under the Tax Laws.

2.10 No Knowledge of Wrongdoing or Fraud. Other than that which has been previously disclosed by Employee to the audit services department or senior officers of Team in writing prior to the Effective Date (as defined below), Employee warrants that, to Employee’s knowledge, (a) Employee is not aware of any improper financial reporting, posting or accounting irregularities at Team, including, but not limited to fraud, embezzlement, malfeasance, or financial misrepresentations; and (b) Employee fairly represented in all material respects the financial condition, results of operations, cash flows, and safety status of the operations under Employee’s control. This term does not detract from any of Employee’s Protected Rights as described above or provided under any law.

2.11 Venue; Applicable Law. The venue for any dispute between the parties arising from or relating to this Agreement or the Employee Obligations hereunder shall be exclusively in the federal and state courts of Harris County, Texas, unless another forum is required by applicable law. This Agreement shall be construed in accordance with the laws of the State of Texas, without regard to the conflict of law provisions of any jurisdiction. Employee and Team waive any rights to a trial by jury of any or all issues arising in any action or proceeding between them or their successors, under or connected with this Agreement or regarding Employee’s employment or termination of employment with Team, and consent to trial by the judge.

2.12 No Admission of Liability. The parties understand and acknowledge that this Agreement constitutes a compromise and settlement of any current or potential claims. No action taken by the parties hereto, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any current or potential claims theretofore made, or (b) an acknowledgement or admission by either party of any fault or liability whatsoever to the other party or to any third party.

2.13 Representations; Modifications; Severability; Assignment. Employee acknowledges that Employee has not relied upon any representations or statements, written or oral, not set forth in this Agreement. This Agreement may not be modified except in a writing signed by Employee and an authorized officer of Team. The foregoing notwithstanding, if any part of this Agreement is found to be overbroad or unenforceable by a court of competent jurisdiction, then such overbroad or unenforceable portion shall be modified by the court to be enforceable. If modification is not possible, then such unenforceable provision will be severed from and shall have no effect upon the remaining portions of this Agreement. Team may assign its rights and obligations under this Agreement, and this Agreement inures to the benefit of any successor of Team. Employee may not assign any of the Employee Obligations.

2.14 No Waiver. No failure by either party at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall (a) be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time or (b) preclude insistence upon strict compliance in the future.

2.15 Notices. Any notices regarding acceptance, rejection, revocation or any other matters arising under this Agreement shall be sent by a method of delivery which provides a receipt of delivery and shall be addressed as provided below. Any change of contact information listed below shall be promptly reported to the other party at the address below. Notices to Employee should be addressed to Employee’s home address on file with Team. Notices to Team should be addressed to the Chief Legal Officer for Team, Inc. located at 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478. Such notice may be delivered by electronic mail (with confirmed receipt) to james.webster@teaminc.com.

ARTICLE 3 EMPLOYEE’S ASSURANCES TO TEAM

The Agreement is a legal document with legal consequences. Team wants to be certain that Employee fully understands the legal effect of signing this Agreement. Employee, therefore, makes the following assurances:

3.01 Employee has carefully read the complete Agreement.

3.02 The Agreement is written in language that is understandable to Employee.

3.03 Employee understands all of the provisions of this Agreement.

3.04 Employee understands that this Agreement is a waiver of any and all rights Employee may have against Team and all the other parties including any and all rights under the Age Discrimination in Employment Act for claims of age discrimination.

3.05 Employee wants to enter this Agreement. Employee recognizes that this Agreement is financially beneficial to Employee and that Employee willingly waives any and all rights herein in exchange for the promises of Team in this Agreement.

3.06 Employee enters this Agreement freely and voluntarily. Employee is not under coercion or duress whatsoever in considering or agreeing to the provisions of this Agreement.

3.07 Employee understands that this Agreement is a contract and that either party may enforce it.

3.08 Employee has been given a period of twenty-one (21) calendar days to consider the terms of the offer contained in this Agreement. This twenty-one (21) calendar day period has provided Employee with sufficient time to consider Employee’s options and to seek the advice of legal counsel, tax or financial advisors, family members, and anyone else whose advice Employee values. Employee understands that Employee does not need to take twenty-one (21) calendar days to consider this Agreement if Employee does not wish to do so, but Employee understands that any decision to sign before that time has expired has been made voluntarily and not because of any fraud or coercion or improper conduct by Team.

3.09 After signing this Agreement, Employee has a period of seven (7) calendar days to revoke. Employee can revoke this Agreement by notifying Team in writing of Employee’s wish to do so within the seven (7) day period. The notice of revocation must be sent as designated in Section 2.15. This Agreement is not effective until the eighth (8th) calendar day after it is signed by Employee, provided the Agreement is not revoked by that day (the “Effective Date”).

3.10 Employee agrees and acknowledges that, without all the promises in this Agreement, Employee is not otherwise entitled to any consideration or amount(s) that may be paid under this Agreement.

3.11 Team has urged Employee, in writing, to review this document with Employee’s lawyer prior to signing.

PLEASE READ AND CONSIDER THIS AGREEMENT CAREFULLY BEFORE SIGNING IT. THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS EMPLOYEE MAY HAVE AGAINST TEAM.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below with their signatures.

EMPLOYEE:

/s/ Nelson Haight		June 22, 2026
Nelson Haight		(Date Signed)

TEAM, INC.

By:	/s/ Gary L. Hill	June 22, 2026
Name:	Gary L. Hill	(Date Signed)
Title:	Chief Executive Officer

[Signature page to Confidential Severance Agreement]

Exhibit A

REAFFIRMATION AGREEMENT

by and among

Team, Inc. and Nelson Haight

This Reaffirmation Agreement (“Reaffirmation”) is by and between Nelson Haight (“Employee”) and Team, Inc., and its affiliated and predecessor and successor entities (collectively “Team”). Employee and Team may be referred to individually as “Party” and/or collectively as the “Parties.” Any capitalized terms not defined in this Agreement shall use the definitions in the Severance Agreement.

WHEREAS, the Parties entered into that certain Severance Agreement and Release dated June ___, 2026 (the “Severance Agreement”), and which is incorporated into this Reaffirmation in full by reference, whereby Employee and Team stated the conditions of Employee’s termination;

WHEREAS, as part of the Severance Agreement, Employee reaffirmed and re-acknowledged his existing Employee Obligations, as defined in the Severance Agreement, and further agreed to waive and release certain claims and to otherwise comply with all terms of the Severance Agreement (collectively “Employee’s Promises”) in exchange for good and valuable consideration provided to Employee by Team (“Team’s Promises”);

WHEREAS, in exchange for Team’s Promises, Employee further agreed to sign this Reaffirmation on or within four (4) days of the Separation Date acknowledging current compliance with, and ratifying and reaffirming each of Employee’s Promises made in the Severance Agreement; and

WHEREAS, no post-termination payments or consideration will be provided under the Severance Agreement unless and until after the signing of this Reaffirmation and the expiration without revocation of the seven (7) day revocation period provided under this Reaffirmation.

NOW THEREFORE, in accordance with the Severance Agreement, the Parties incorporate the recitals above as contractual terms of this Reaffirmation, and Employee acknowledges and agrees as follows:

A. EMPLOYEE’S ACKNOWLEDGEMENT, RE-AFFIRMATION AND RATIFICATION

(1) Acknowledgement of Current Compliance. Employee reaffirms and ratifies each of the representations and Employee Promises made by Employee in the Severance Agreement and states that each such promise is reasonable and necessary and fully enforceable, and Employee represents that he is currently in compliance with each of the Employee Promises in the Severance Agreement, including but not limited to the waiver and release of all claims and covenant not to sue, as well as the obligations in favor of Team regarding fiduciary duties, non-competition, non-solicitation of employees, non-solicitation of customers, non-disclosure of confidential information, non-disparagement and other duties, all of which are reasonable and necessary to protect the Confidential Information, Customer Information and goodwill that Employee had access to as an employee of Team.

(2) Re-Affirmation of Intention to Fully Comply with Employee’s Promises. Employee reaffirms and ratifies each of the representations and Employee Promises made by Employee in the Severance Agreement and states that each such Employee Promise is reasonable and necessary and fully enforceable, and that Employee represents and reaffirms his intention to fully comply in the future with all of the Employee Promises in the Severance Agreement, including obligations in favor of Team regarding fiduciary duties, non-competition, non-solicitation of employees, non-solicitation of customers, non-disclosure of confidential information, non-disparagement and other duties, all of which are reasonable and necessary to protect the Confidential Information, Customer Information and goodwill that Employee had access to as an employee of Team. Employee also represents his intention to fully comply with the general release, including the release of all employment claims and age-related claims.

(3) Protected Rights.

(a) Nothing in this Reaffirmation shall be construed as an attempt to waive any right or claim which: is not waivable as a matter of law, is provided under this Reaffirmation or arises after the signing of this Reaffirmation, involves unemployment compensation benefits if Employee is otherwise qualified for such benefits under applicable law, or involves any pending workers’ compensation claim (however, Employee states he has no unfiled workers’ compensation claim or unreported injury). To the extent that any such claim cannot be waived as a matter of law, it is understood that Employee reserves the right to file such claim, but Employee expressly waives Employee’s right to any relief of any kind should Employee or any other person or entity pursue any claim on Employee’s behalf except as stated below, and Employee assigns any such claim to Team.

(b) Nothing in this Reaffirmation limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission (“SEC”) or any other federal, state or local governmental agency or commission (“Government Agencies”). Employee further understands that this Reaffirmation does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies, including providing documents or other information, without notice to Team. Neither this Reaffirmation nor any other agreement or policy of Team limits Employee’s right to receive an award for information provided to the SEC or any other non-waivable right to recover an award from another Government Agency.

3

(c) Neither this Reaffirmation nor any other agreement or policy of Team shall prohibit Employee from making, or submit Employee to civil or criminal liability under a trade secret law for, the following disclosures: (i) disclosures of trade secrets made in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (ii) disclosures of trade secrets made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal or per court order, or (iii) disclosures of trade secrets by a plaintiff to his or her attorney in a lawsuit for retaliation for reporting a suspected violation of law and use of the trade secret information in the court proceeding, if any document containing the trade secrets is filed under seal and does not disclose the trade secrets, except pursuant to court order, or (iv) other actions protected as whistleblower activity under applicable law. Employee is not required to notify Team of these allowed reports or disclosures.

(4) Venue; Applicable Law. The venue for any dispute between the Parties arising from or relating to this Agreement or Employee’s Obligations hereunder shall be exclusively in the federal and state courts of Harris County, Texas, unless another forum is required by applicable law. This Agreement shall be construed in accordance with the laws of the State of Texas, without regard to the conflict of law provisions of any jurisdiction. Employee and Team waive any rights to a trial by jury of any or all issues arising in any action or proceeding between them or their successors, under or connected with this Agreement or regarding Employee’s employment or termination of employment with Team, and consent to trial by the judge.

(5) No Waiver. No failure by either Party at any time to give notice of any breach by the other Party of, or to require compliance with, any condition or provision of this Reaffirmation shall (a) be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time or (b) preclude insistence upon strict compliance in the future.

(6) Miscellaneous Terms. Either Party may enforce the Reaffirmation in court if the other Party breaches it. This Reaffirmation may not be modified except in a writing signed by Employee and an authorized officer of Team. The foregoing notwithstanding, if any part of this Reaffirmation is found to be overbroad or unenforceable by a court of competent jurisdiction, then such overbroad or unenforceable portion shall be modified by the court to be enforceable. If modification is not possible, then such unenforceable provision will be severed from and shall have no effect upon the remaining portions of this Agreement. This Agreement, the Severance Agreement, the RSU Agreement, the PSU Agreement, the PIINS Agreement, the Equity Plan, the Indemnification Agreement and the Employee Obligations contain the entire and only agreements between Team and Employee regarding Employee’s termination of employment. Other than those listed above, all oral or written promises or assurances that are not contained in this Agreement are waived, invalid, and unenforceable, other than any otherwise existing obligations of Employee under contract or under the law regarding duties of confidentiality, non-solicitation or non-competition, which shall remain in full force and effect.

(7) Notices. Any notices regarding acceptance, rejection, revocation or any other matters arising under this Reaffirmation shall be sent by a method of delivery that provides a receipt of delivery and shall be addressed as provided below. Any change of contact information listed below shall be promptly reported to the other Party at the address below. Notices to Employee should be addressed to Employee’s home address on file with Team. Notices to Team should be addressed to the Chief Legal Officer for Team, Inc. located at 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478. Such notice may be delivered by electronic mail (with confirmed receipt) to butch.bouchard@Teaminc.com.

4

B. EMPLOYEE’S ASSURANCES TO TEAM

The Reaffirmation is a legal document with legal consequences. Team wants to be certain that Employee fully understands the legal effect of signing this Reaffirmation. Employee, therefore, makes the following assurances:

(1) Employee has carefully read the complete Reaffirmation.

(2) The Reaffirmation is written in language that is understandable to Employee.

(3) Employee understands all of the provisions of this Reaffirmation.

(4) Employee understands that this Reaffirmation re-affirms and acknowledges the promises Employee made in the Severance Agreement, which is a waiver of any and all rights Employee may have against Team and all the other parties listed in Sections 2.03 and 2.04 of the Severance Agreement, including any and all rights under the Age Discrimination in Employment Act for claims of age discrimination, but specifically excluding claims filed for workers’ compensation.

(5) Employee wants to enter this Reaffirmation. Employee recognizes that the Reaffirmation is financially beneficial to Employee and that Employee willingly waives any and all rights in exchange for the promises of Team in the Severance Agreement.

(6) Employee enters this Reaffirmation freely and voluntarily. Employee is under no coercion or duress whatsoever in considering or agreeing to the provisions of this Reaffirmation.

(7) Employee understands that this Reaffirmation is a contract and that either Party may enforce it.

(8) Employee has been given a period of twenty-one (21) calendar days to consider the terms of the offer contained in this Reaffirmation. This twenty-one (21) day period has provided Employee with sufficient time to consider Employee’s options and to seek the advice of legal counsel, tax or financial advisors, family members, and anyone else whose advice Employee values. Employee understands that Employee does not need to take twenty-one (21) calendar days to consider this Reaffirmation if Employee does not wish to do so, but Employee understands that any decision to sign before that time has expired has been made voluntarily and not because of any fraud or coercion or improper conduct by Team.

(9) After signing this Reaffirmation, Employee has a period of seven (7) calendar days to revoke. Employee can revoke this Reaffirmation by notifying Team in writing of Employee’s wish to do so within the seven (7) day period. The notice of revocation must be sent as designated in Section 2.14. In fact, this Reaffirmation is not effective until the eighth (8th) calendar day after it is signed by Employee, provided the Reaffirmation is not revoked (the “Reaffirmation Effective Date”). No payments under this Reaffirmation and/or the Severance Agreement shall be made until after the Reaffirmation Effective Date.

5

(10) Employee agrees and acknowledges that without all of Employee’s promises in this Reaffirmation, Employee is not otherwise entitled to any consideration or amount(s) that may be paid to Employee under the Severance Agreement.

(11) Team has urged Employee, in writing, to review this document with Employee’s lawyer prior to signing.

PLEASE READ AND CONSIDER THIS REAFFIRMATION CAREFULLY BEFORE SIGNING IT. THIS REAFFIRMATION REAFFIRMS A SEVERANCE AGREEMENT CONTAINING A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS YOU MAY HAVE AGAINST TEAM.

6

IN WITNESS WHEREOF, the Parties have executed this Reaffirmation as of the date set forth below their signatures.

Employee:

Nelson Haight	(Date Signed)

TEAM, INC.

By:
(Date Signed)

Name:	Its: